CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Kinder Morgagn Energy Partners, L.P. of our report dated January 31, 1997 appearing on page F-1 of Santa Fe Pacific Pipeline Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                         /s/ Price Waterhouse LLP
                         ____________________________________________________
                         PRICE WATERHOUSE LLP




Los Angeles, California
February 20, 1998